Exhibit 23.1


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 23, 2001, accompanying the consolidated financial statements of Access Pharmaceuticals, Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
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Grant Thornton LLP

Dallas, Texas
December 14, 2001